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                                                                   EXHIBIT 10.12

                               AMENDMENT NO. FOUR
                             POST PROPERTIES, INC.
                              EMPLOYEE STOCK PLAN




         Pursuant to the power reserved in section 17 of the Post Properties, Inc. Employee Stock Plan ("Plan"), the first sentence of Section 7.1, Committee Action, is hereby amended to read as follows:


         "The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock; provided, however, that the Committee shall not have the right to grant new Options in exchange for the cancellation of outstanding Options which have a higher Option Price than the new Options and, further, no grants of ISOs shall be made to Key Employees who are not employed by Post or a Subsidiary, and no Option or Options, individually or collectively, shall be granted to any Key Employee in any calendar year to purchase more than 50,000 shares of Stock."

         This Amendment to the Plan shall be effective as of the date that the Board of Directors of Post Properties, Inc. adopted this Amendment to the Plan.

                           POST PROPERTIES, INC.



                           BY: /s/ Sherry W. Cohen
                              ---------------------------------------
                           TITLE: Senior Vice President and Secretary
                                 ------------------------------------
                           DATE: October 30, 1997